Exhibit 99.1

Safeguard Scientifics Announces SECOND Quarter 2019 Financial Results

Company is now debt free.

Confirms intention to utilize excess capital to return value to shareholders.

Conference call and webcast today at 9:00 a.m. ET

Radnor, PA, August 8, 2019 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard” or the “Company”) today announced financial results. For the three months ended June 30, 2019, Safeguard’s net income was $36.1 million, or $1.75 per share on a basic and fully diluted basis, as compared with a net loss of $24.9 million or $1.21 per share, for the same period in 2018. For the six months ended June 30, 2019, Safeguard’s net income was $57.8 million, or $2.80 per share on a basic and fully diluted basis, as compared with a net loss of $31.1 million or $1.51 per share for the same period in 2018.

“Since we announced our strategy to monetize our portfolio of partner company interests in a fashion which maximizes the return of capital and shareholder value, Safeguard has realized over $180 million in cash proceeds related to monetizations of our partner company interests,” said Brian J. Sisko, Safeguard’s President and CEO. “We believe that our success in returning cash back to our balance sheet in the 18 months since announcing our strategy confirms the appropriateness of the approach we have taken in exiting from certain of our partner company positions. We have been patient and opportunistic and it has produced significant returns of cash and we anticipate continuing to return value for shareholders by following the same basic approach. As a result of our recent repayment of our debt on July 15th we are no longer restricted by that facility with regards to when and how we repurchase shares and/or issue dividends. Whenever we have cash and cash equivalents on our balance sheet that exceed the amount we believe is needed to operate the business and continue to support our partner companies, our Board of Directors intends to authorize share repurchases and/or dividends to return value to shareholders. Of course, we may be limited at times due to securities laws, but we will endeavor to return excess capital to shareholders in the quickest and most tax efficient manner.”

“We continue to believe that the current value of our portfolio interests and cash and equivalents on our balance sheet exceed our current share price,” said Sisko. “The message we are delivering is clear – the Safeguard team remains committed to rewarding our shareholders by maximizing the overall value of our partner company holdings and by returning that value to our shareholders as quickly and tax efficiently as possible.”

Highlights

•	Safeguard continues the pursuit of exits from our various partner company positions and, in collaboration with Evercore, is developing strategies regarding the return of value to our shareholders.
•	At June 30, 2019, the Company’s balance of cash, cash equivalents, restricted cash and marketable securities totaled $98.4 million.
•	During July 2019, the Company made a principal and interest payment of $49.5 million on its credit facility, which retired the facility.
•	Safeguard continues to prudently manage follow-on deployments to its partner companies. Follow-on fundings totaled $6.7 million for the quarter and $10.6 million year to date.
•	In June Safeguard relocated its offices to a smaller facility and sublet our previous space, which will reduce our net lease payments from the original term of the previous office lease.

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•	Corporate expenses totaled $1.9 million for the quarter ended June 30, 2019 reflecting the Company’s reduced cost structure.

OUTLOOK

“We are pleased with the completion of the first step in our process to return value to shareholders by the repayment of the Company’s debt,” said Mark A. Herndon, Safeguard’s Senior Vice President and Chief Financial Officer. In connection with the Evercore process we have undertaken an extensive review of the portfolio and have been working closely with our Board to determine the best path forward as we keep shareholders’ best interests paramount. “We continue to be optimistic about the overall health of our partner companies as revenues continue to increase in the aggregate and several are nearing breakeven.” Corporate costs for the year ended December 31, 2019 are forecasted to be less than $8.0 million and follow-on funding requirements for the full year are forecasted to be less than in 2018. Both our expenses and follow-on funding requirements are anticipated to decline as we have additional monetizations from our portfolio.

AGGREGATE PARTNER COMPANY REVENUE

Aggregate partner company revenue for Safeguard’s 15 remaining companies is projected to be between $365 million and $390 million for 2019. Aggregate revenue for the same partner companies was $330 million for 2018, which indicates revenue growth between 10% and 18% for the group.

PARTNER COMPANY HOLDINGS AT JUNE 30, 2019*

Partner Company Revenue Stages

Initial Revenue Stage • Up to $1M in revenue	Expansion Stage • $1M to $5M in revenue	Traction Stage • $5M to $10M in revenue	High Traction Stage • $10M+ in revenue

Partner Companies	Stage	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)

Aktana, Inc.	High Traction	Healthcare	2016	18.8%	$3.4	$10.2
Clutch Holdings, Inc.	High Traction	Digital Media	2013	41.2%	6.4	16.6
Flashtalking	High Traction	Digital Media	2018	10.1%	11.0	19.2
InfoBionic, Inc. +	Traction	Healthcare	2014	25.4%	-	22.0
Lumesis, Inc.	Traction	Financial Services	2012	43.6%	1.2	6.3
MediaMath, Inc.	High Traction	Digital Media	2009	13.4%	-	15.5
meQuilibrium+	Traction	Healthcare	2015	32.7%	4.9	13.0
Moxe Health Corporation	Initial Revenue	Healthcare	2016	32.4%	3.3	5.5
Prognos Health, Inc.	High Traction	Healthcare	2011	28.7%	5.5	12.6
QuanticMind, Inc.	Traction	Digital Media	2015	24.2%	5.2	13.2
Sonobi, Inc.	Traction	Digital Media	2015	21.6%	8.3	13.4
Syapse, Inc.	High Traction	Healthcare	2014	19.4%	2.9	18.6
Trice Medical, Inc.	Expansion	Healthcare	2014	16.7%	2.8	10.2
WebLinc, Inc.	Traction	Digital Media	2014	38.5%	5.5	15.9
Zipnosis, Inc.	Expansion	Healthcare	2015	37.7%	3.7	10.0
				TOTAL:	$64.1	$202.2

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* The listing excludes NovaSom, Inc. as a result of its August 2019 bankruptcy filing. This listing also excludes previously presented T-Rex Group, Inc. and Hoopla Software where other new investors have diluted our interests. See reconciliation below.

+ Partner company progressed into higher revenue stage

CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: Thursday, August 8, 2019

Time: 9:00 am ET

Webcast: www.safeguard.com/events

Live Number: 833-236-5756 // (International) 647-689-4184

Replay Number: 800-585-8367 // (International) 416-621-4642

Access Code: 2384548

Speakers: President and Chief Executive Officer, Brian J. Sisko; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of second quarter 2019 financial results followed by Q&A

Replay will be available through September 9, 2019 at 11:59 pm ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com.

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Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its stockholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for partner companies and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, Safeguard’s ability to have a smooth transition to a new management team, the timing of Safeguard’s management succession plan and its effect on driving increased organizational effectiveness and efficiencies, the ability of the new management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of partner companies, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for partner company interests, and the amount of net proceeds from the monetization of partner company interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our partner companies for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing partner companies, the fact that our partner companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, if any, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our partner companies, including the fact that most of our partner companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

John E. Shave III, IRC

Safeguard Investor Relations

(610) 975-4952

jshave@safeguard.com

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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2019	December 31, 2018

Assets
Cash, cash equivalents, restricted cash and marketable securities	$98,449	$46,158
Other current assets	3,117	2,669
Total current assets	101,566	48,827
Ownership interests in and advances to partner companies	76,750	95,585
Other assets	2,954	1,325
Total Assets	$181,270	$145,737

Liabilities and Equity
Other current liabilities	$4,393	$5,780
Credit facility - current	43,064	22,100
Credit facility repayment feature	4,100	5,060
Total current liabilities	51,557	32,940
Credit facility - non-current	—	43,014
Lease liability - non-current	2,582	—
Other long-term liabilities	1,915	2,804
Total equity	125,216	66,979
Total Liabilities and Equity	$181,270	$145,737

Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Operating expenses	$2,603	$5,148	$5,660	$10,738
Operating loss	(2,603)	(5,148)	(5,660)	(10,738)

Other income (loss), net	3,118	(2,452)	1,233	(3,887)
Interest, net	(4,919)	(2,756)	(6,581)	(4,647)
Equity income (loss), net	40,497	(14,540)	68,764	(11,794)

Net income (loss) before income taxes	36,093	(24,896)	57,756	(31,066)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$36,093	$(24,896)	$57,756	$(31,066)

Net income (loss) per share:
Basic	$1.75	$(1.21)	$2.80	$(1.51)
Diluted	$1.75	$(1.21)	$2.80	$(1.51)

Weighted average shares used in computing income (loss) per share:
Basic	20,628	20,539	20,606	20,523
Diluted	20,658	20,539	20,606	20,523

Safeguard Scientifics, Inc.

Partner Company Financial Data

(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 15 remaining partner companies as of June 30, 2019, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings. Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges. The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	June 30,
	2019
		Cost
		(including
	Carrying	transaction
	Value	costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$53,142	$167,486
Other partner companies	10,956	34,703
Other holdings	12,652	53,173
	$76,750	$255,362

Corporate cost reconciliation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Corporate costs	$1,910	$2,387	$4,041	$5,756

Depreciation	323	78	808	156
Stock based compensation	269	333	686	610
Severance	101	1,695	125	2,799
Non-recurring items, principally professional fees	—	655	—	1,417
General and administrative costs	$2,603	$5,148	$5,660	$10,738

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate costs" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.